Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 ASR (Nos. 333-263184 and 333-282208) and S-8 (Nos. 333-167228, 333-190133, 333-238062, 333-265519, 333-275189, and 333-288941) of First American Financial Corporation of our report dated February 17, 2026 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

February 17, 2026